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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS





To Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable and Market Value Adjusted Deferred Annuity Contracts

We consent to the inclusion in this registration statement on the Form S-1 (File No. 333-32632) of our report dated February 24, 2000, on our audit of the financial statements of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account and to the reference to our firm under the caption "Experts".




                                                      PricewaterhouseCoopers LLP


Chicago, Illinois
June 16, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS





To Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Variable and Market Value Adjusted Deferred Annuity Contracts

We consent to the inclusion in this registration statement on the Form S-1 (File No. 333-32632) of our report dated March 17, 2000, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts".




                                                      PricewaterhouseCoopers LLP


Chicago, Illinois
June 16, 2000